Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HEXION SPECIALTY CHEMICALS. INC,;	)
NIMBUS MERGER SUB INC.; APOLLO	)
INVESTMENT FUND IV, L.P.; APOLLO	)
OVERSEAS PARTNERS IV, L.P.; APOLLO	)
ADVISORS IV, L.P.; APOLLO MANAGEMENT	)
IV, L.P.; APOLLO INVESTMENT FUND V, L.P.;	)
APOLLO OVERSEAS PARTNERS V, L.P.;	)
APOLLO NETHERLANDS PARTNERS V(A), L.P.;	)
APOLLO NETHERLANDS PARTNERS V(B), L.P.;	)	C.A. No. 3841-VCL
APOLLO GERMAN PARTNERS V GMBH & CO. KG;	)
APOLLO ADVISORS V, L.P.; APOLLO	)
MANAGEMENT V, L.P.; APOLLO INVESTMENT	)
FUND VI, L.P.; APOLLO OVERSEAS PARTNERS	)
VI, L.P.; APOLLO OVERSEAS PARTNERS	)	PUBLIC VERSION
(DELAWARE) VI, L.P.; APOLLO OVERSEAS	)
PARTNERS (DELAWARE 892) VI, L.P.; APOLLO	)
OVERSEAS PARTNERS (GERMANY) VI, L.P.;	)
APOLLO ADVISORS VI, L.P.; APOLLO	)
MANAGEMENT VI, L.P.; APOLLO MANAGEMENT,	)
L.P.; AND APOLLO GLOBAL MANAGEMENT, LLC,	)
)
Plaintiffs,	)
v.	)
)
HUNTSMAN CORP.,	)
)
Defendant.	)

DEFENDANT HUNTSMAN CORPORATION’S ANSWER

Defendant Huntsman Corporation (“Huntsman”) files this its Answer, Affirmative Defenses, and Counterclaims complaining of Plaintiffs Hexion Specialty Chemicals, Inc. (“Hexion”), Nimbus Merger Sub Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Advisors IV, L.P., Apollo Management IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Netherlands Partners V(A), L.P., Apollo Netherlands Partners V(B), L.P., Apollo German Partners V GmbH & Co. KG, Apollo Advisors V, L.P.,

Apollo Management V, L.P., Apollo Investment Fund VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., Apollo Advisors VI, L.P., Apollo Management VI, L.P., Apollo Management, L.P., and Apollo Global Management, L.L.C., and for its answer, affirmative defenses, and counterclaims would show the Court as follows:

A. ANSWER

1.             Denied, except admitted that (i) Hexion Specialty Chemicals, Inc. (“Hexion”), and Huntsman are parties to an Agreement and Plan of Merger dated as of July 12, 2007 (the “Merger Agreement”), the terms of which speak for themselves, and (ii) Huntsman is solvent and does not believe that it will be rendered insolvent as a result of the consummation of the merger. By way of further response, Huntsman believes that plaintiffs’ allegations that Huntsman will be rendered insolvent as a result of the consummation of the merger are intentionally and knowingly calculated to harm Huntsman, to impair Hexion’s financing for the merger, and/or to facilitate Hexion’s efforts to avoid its contractual obligations under the Merger Agreement.

2.             Denied. By way of further response, Huntsman states that it lacks sufficient information to admit or deny the allegations of paragraph 2 of the Complaint with respect to Hexion’s expectations or beliefs, and therefore denies the allegations.

3.             Denied, except admitted that (i) Huntsman’s adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) in the last quarter of 2007 and first quarter of 2008 totaled approximately $381 million, (ii) Huntsman’s reported adjusted earnings per share for the first quarter of 2008 were seven cents per share, and (iii) Huntsman’s reported adjusted earnings per share for the first quarter of 2007 were twenty-five cents per share. By way of further response, Huntsman disagrees with annualizing two quarters of performance and extrapolating it to an annualized run rate.

4.             Denied, except admitted that (i) ******** **** ** *** ***** ********* **** *** ******** *** ******* ******* ********** ***** ******** **** ******* ** ******** ****** ** ***** and (ii) Huntsman’s Pigments and Textile Effects businesses have generated $30 million of EBITDA in last quarter of 2007 and first quarter of 2008. By way of further response, Huntsman disagrees with annualizing two quarters of performance and extrapolating it to an annualized run rate.

5.             Denied, except admitted that Duff & Phelps has produced an opinion with respect to alleged solvency issues relating to the merger. By way of further response, Huntsman believes that plaintiffs’ allegations that Huntsman will be rendered insolvent as a result of the consummation of the merger are intentionally and knowingly designed to harm Huntsman, to impair Hexion’s financing for the merger, and/or to facilitate Hexion’s efforts to avoid its contractual obligations under the Merger Agreement.

6.             Denied, except admitted that Hexion is a healthy company. By way of further response, Huntsman states that it lacks sufficient information to admit or deny the allegations of paragraph 6 of the Complaint with respect to Hexion’s expectations, intentions, or beliefs, and therefore denies the allegations.

7.             Denied. By way of further response, Huntsman states that the terms the Merger Agreement speak for themselves.

8.             Denied. By way of further response, Huntsman states that the terms the Merger Agreement speak for themselves.

9.             Admitted that plaintiffs purport to seek the declaratory relief summarized in paragraph 9. By way of further response, Huntsman believes that plaintiffs’ commencement of this action is in bad faith and is intentionally and knowingly designed to harm Huntsman, to impair Hexion’s financing for the merger, and/or to facilitate Hexion’s efforts to evade and avoid its contractual obligations under the Merger Agreement.

10.           Admitted.

11.           Admitted.

12.           Huntsman lacks sufficient information to admit or deny the allegations of paragraph 12 of the Complaint, and therefore denies the allegations.

13.           Huntsman lacks sufficient information to admit or deny the allegations of paragraph 13 of the Complaint, and therefore denies the allegations.

14.           Huntsman lacks sufficient information to admit or deny the allegations of paragraph 14 of the Complaint, and therefore denies the allegations.

15.           Huntsman lacks sufficient information to admit or deny the allegations of paragraph 15 of the Complaint, and therefore denies the allegations.

16.           Huntsman lacks sufficient information to admit or deny the allegations of paragraph 16 of the Complaint, and therefore denies the allegations.

17.           Huntsman lacks sufficient information to admit or deny the allegations of paragraph 17 of the Complaint, and therefore denies the allegations.

18.           Huntsman is a Delaware corporation qualified to do business in Texas with its executive offices in Salt Lake City, Utah, and its principal administrative office in The Woodlands, Texas.

19.           The allegations of paragraph 19 of the Complaint assert a conclusion of law to which no response is required.

20.           Admitted that paragraph 20 of the Complaint accurately quotes Section 8.7(b) of the Merger Agreement.

21.           Admitted.

22.           Denied, except admitted that (i) Huntsman acquired the global Textile Effects business of Ciba Specialty Chemicals, Inc. on June 30, 2006, (ii) Texas Petrochemicals L.P. acquired Huntsman’s U.S. Butadine and MTBE business on June 27, 2006, (iii) an affiliate of Saudi Basic Industries Corp. acquired Huntsman’s European Base Chemicals and Polymers business on December 29, 2006, and (iv) Flint Hills Resources, L.P., a subsidiary of Koch Industries, Inc. agreed to acquire Huntsman’s United States Base Chemicals and Polymers business in February of 2007.

23.           Admitted.

24.           Denied. By way of further response, Huntsman presented on a pro forma basis net debt (including its off-balance sheet accounts receivable securitization facility) as of March 31, 2007 as adjusted for estimated net proceeds to be received from the sale of its United States Base Chemicals and Polymers businesses, along with receipt of certain insurance proceeds. By way of further response, Huntsman presented Hexion forecasted net debt figures that were much different.

25.           Denied, except admitted that in or about May 2007, certain potential buyers contacted Huntsman.

26.           Admitted.

27.           Denied, except admitted that (i) Huntsman’s net debt (including its off-balance sheet accounts receivable securitization facility) was $4.008 billion at the end of the first quarter of 2007, and (ii) ********** ******** ***** *** **** ********* **** *** **** ********** *** ***-******* ***** ******** ********** ************** ********* ***** ******* ** ************* ** ******* ** ****** ******* ***** ********* *** ******** ** ******* ******* ** * **** ******* *********** *** ** ******* ******** ****** *** ********* ************** ** ********* ** ** *** ********** ****** **** ******** ****** *** ***** *** ****

****** ** ******** *** *** ******** *** **** *** ******** *** **** ******* ********* ********** ******** By way of further response, Huntsman states that (i) at the time of the due diligence, it did not ******** ** provide a quarterly 2008 model, and (ii) Huntsman did not provide or create the chart depicted in paragraph 27 of the Complaint.

28.           Denied, except admitted that (i) Hexion conducted due diligence before agreeing to the Merger Agreement, (ii) Huntsman proposed a form of merger agreement on June 8, 2007, the terms of which speak for themselves, and (iii) the Apollo entities rejected certain terms proposed by Huntsman.

29.           Denied, except admitted that (i) Huntsman understands that Hexion wishes to fund its payment obligation under the Merger Agreement entirely with debt financing and available cash at Huntsman and Hexion, (ii) Hexion has provided Huntsman with a commitment letter (the “Hexion Commitment Letter”), the terms of which speak for themselves, and (iii) Huntsman and its financial advisors have been and remain satisfied that Hexion is capable of financing its payment obligation under the Merger Agreement.

30.           Denied. By way of further response, Huntsman states that the terms of the Merger Agreement speak for themselves.

31.           Denied. By way of further response, Huntsman states that the terms of the Merger Agreement speak for themselves.

32.           Denied, except admitted that (i) Huntsman’s initial draft of the Merger Agreement included a number of provisions that are different from the provisions of the executed version of the Merger Agreement, which differences may be ascertained by comparing the two versions, (ii) the parties engaged in negotiations respecting the terms of the Merger Agreement, (iii) among other things, Huntsman proposed to include provisions pertaining to Texas courts and

Texas law and Hexion proposed to include provisions pertaining to Delaware courts and Delaware law, and (iv) the Merger Agreement includes a provision that references Delaware courts and Delaware law, the terms of which speak for itself.

33.           Denied, except admitted that (i) Huntsman is a Delaware corporation qualified to do business in Texas with its executive offices in Salt Lake City, Utah, and its principal administrative office in The Woodlands, Texas; (ii) the parties engaged in negotiations respecting the terms of the Merger Agreement, (iii) among other things, Huntsman proposed to include provisions pertaining to Texas courts and Hexion proposed to include provisions pertaining to Delaware courts, and (iv) the Merger Agreement includes a provision that references Delaware courts and Delaware law, the terms of which speak for itself.

34.           Denied, except admitted that (i) Huntsman engaged in negotiations with both Hexion and Basell for acquisition of Huntsman in June 2007, and (ii) at approximately 8:45 p.m. on June 25, 2007, Huntsman executed a merger agreement with Basell, which provided for the acquisition of Huntsman at $25.25 per share.

35.           Denied, except admitted that (i) after Huntsman agreed to an acquisition by Basell, Hexion increased the per share purchase price of its proposed acquisition of Huntman, and (ii) Basell asserted that its proposed acquisition was superior to Hexion’s proposed acquisition because of, among other things, the risk that Hexion would not consummate the acquisition on the terms it had proposed.

36.           Denied, except admitted that Huntsman’s decision to enter into the Merger Agreement was based, in part, upon advice from Merrill Lynch that the projected debt levels of the merged entity were within the range of transactions that were being financed in the market.

37.           Denied, except admitted that (i) Hexion increased the per share consideration of its merger proposal to $28 per share on July 8, 2007, (ii) paragraph 37 of the Complaint accurately quotes language from the Proxy Statement, and (iii) the Huntsman Board exercised reasonable business judgment in connection with the decision to approve the Merger Agreement.

38.           Admitted. By way of further response, Huntsman states that (i) Hexion and Huntsman entered into the Merger Agreement on July 12, 2007, (ii) the Merger Agreement provides for a $28 per share cash acquisition price, and (iii) a copy of the Merger Agreement is annexed to the Complaint as Exhibit A, the terms of which speak for themselves.

39.           Admitted to the extent that (i) the original Termination Date of the Merger Agreement was April 5, 2008, (ii) the Termination Date was subsequently extended to July 4, 2008, and (iii) the Merger Agreement provides for a second 90-day extension. By way of further response, Huntsman states that Hexion and Huntsman entered into the Merger Agreement on July 12, 2007, a copy of which is annexed to the Complaint as Exhibit A, and the terms of which speak for themselves.

40.           Denied, except admitted that paragraph 40 of the Complaint accurately quotes certain language from Section 3.2(e) of the Merger Agreement.

41.           Denied, except admitted that paragraph 41 of the Complaint accurately quotes certain language from Section 5.12 of the Merger Agreement.

42.           Denied, except admitted that paragraph 42 of the Complaint accurately quotes certain language from Section 5.12(c) of the Merger Agreement.

43.           Denied, except admitted that paragraph 43 of the Complaint accurately quotes certain language from Sections 5.12(b) and 5.13(d) of the Merger Agreement.

44.           Denied, except admitted that paragraph 44 of the Complaint accurately quotes language from Huntsman’s 2007 Annual Report on Form 10-K.

45.           Denied, except admitted that paragraph 45 of the Complaint accurately quotes certain language from Section 6.2(e) of the Merger Agreement.

46.           Admitted that paragraph 46 of the Complaint accurately quotes paragraph 3.1(a)(ii) of the Merger Agreement.

47.           Denied. By way of further response, Huntsman states that the Merger Agreement defines a “Company Material Adverse Effect,” the terms of which speak for itself.

48.           Denied, except admitted that Section 7.1 of the Merger Agreement specifies a number of circumstances by which the parties to the Merger Agreement may terminate the Merger Agreement, the terms of which speak for itself.

49.           Denied, except admitted that (i) Section 7.3 of the Merger Agreement provides for the payment of a termination fee under certain circumstances, and (ii) the Commitment Letter provides for a separate loan facility for payment of the termination fee to Huntsman pursuant to the terms of the Merger Agreement.

50.           Denied, except admitted that paragraph 50 of the Complaint accurately quotes certain language from Section 7.3(f) of the Merger Agreement.

51.           Denied, except admitted that paragraph 51 of the Complaint accurately quotes certain language from Section 8.11 of the Merger Agreement.

52.           Denied, except admitted that paragraph 52 of the Complaint accurately quotes certain language from Section 7.3(f) of the Merger Agreement.

53.           Denied, except admitted that the terms of the Commitment Letter speak for themselves. Huntsman lacks sufficient information to admit or deny allegations pertaining to Hexion’s expectations or beliefs, and therefore denies the allegations.

54.           Denied, except admitted that the terms of the Commitment Letter speak for themselves. Huntsman lacks sufficient information to admit or deny allegations pertaining to Hexion’s expectations or beliefs, and therefore denies the allegations.

55.           Denied, except admitted that paragraph 55 of the Complaint accurately quotes certain language from the Commitment Letter.

56.           Huntsman lacks sufficient information to admit or deny the allegations of paragraph 56 of the Complaint, and therefore denies the allegations.

57.           Denied, except admitted that ********** *** **** ********** *** ***-******* ***** ******** ********** ************** ********* *********** *** * ***-**** **** ******* *********** *** **** ** ******* *** ********* ** ******* **** ****** ******* ** ** ***** *** **** ** ****** ******* ** *** *** ** ***** By way of further response, Huntsman states that at the time of the due diligence it did not ******** ** provide a quarterly forecast model for 2008.

58.           Huntsman lacks sufficient information to admit or deny the allegations of paragraph 58 of the Complaint, and therefore denies the allegations.

59.           Denied, except admitted that (i) Huntsman received the proceeds from the sale of its U.S. Base Chemicals and Polymers business in the second half of 2007, (ii) Huntsman’s net debt (including its off-balance sheet accounts receivable securitization facility) increased from the first quarter of 2007 to the first quarter of 2008, and (iii) Huntsman’s total net debt (including its off-balance sheet accounts receivable securitization facility) at the end of the first quarter of 2008 was $4.108 billion.

60.           Denied, except admitted that ********* ******** ** ****** ** *** ** **** ******* *** **** ********** *** **** ********** *** ***-******* ***** ******** ********** ************** ********* *** ****** ******* ** ** ***** *** ***** *** **** ********** ********* *** **** ********** *** ***-******* ***** ******** ********** ************** ********* ***** ** ************* ****** ******* *** ****** ******* ** *** *** ** *** ****** *** ***** ******** ** ***** ************* By way of further response, Huntsman states (i) at the time of the due diligence Huntsman did not ******** ** provide a quarterly forecast or model for 2008, (ii)

Huntsman did not provide or create the chart depicted in paragraph 60 of the Complaint, and (iii) Hexion disclaimed reliance upon any projections prepared by Huntsman in connection with Hexion’s decision to enter into the Merger Agreement.

61.           Denied, except admitted that ** **** *** ***** ******** ******** ****** **** *********** ********** **** ********** *** **** ********** *** ***-******* ***** ******** ********** ************** ********* *** ************* ****** ******* ** ** *** *** ***** By way of further response, Huntsman estimates that its net debt (including its off-balance sheet accounts receivable securitization facility) at June 30, 2008 is approximately $100 million lower than its May 31, 2008 balance, and that Huntsman’s estimated June 30, 2008 net debt balance (including its off-balance sheet accounts receivable securitization facility) is approximately $100 million lower than the balance Hexion projects for Huntsman at September 30, 2008.

62.           Denied.

63.           Denied, except admitted that ********** ****** *** *** ****** ****** ** **** **** ******* *** **** *** ************* **** ********

64.           Denied, except admitted that Huntsman’s most recent Annual Report on Form 10-K includes the words “material limitations” in connection with a discussion of EBITDA, and refer the Court to the Form 10-K for a complete and accurate statement of its content.

65.           Denied, except admitted that the numbers listed in the table in paragraph 65 of the Complaint are approximately correct. By way of further response, Huntsman states that Hexion disclaimed reliance upon any projections prepared by Huntsman in connection with Hexion’s decision to enter into the Merger Agreement.

66.           Denied, except admitted that the row of “Actual Results” and the Fiscal Year 2007 Pre-Signing Projection of $663 million are approximately correct. By way of further response, Huntsman states that Hexion disclaimed reliance upon any projections prepared by Huntsman in connection with Hexion’s decision to enter into the Merger Agreement.

67.           Denied, except admitted that (i) Huntsman reported adjusted EBITDA of $188 million for the first quarter of 2008, with adjusted earnings per share down 72% (while adjusted EBITDA declined 22%), and (ii) Huntsman’s pre-signing forecast was $1.289 billion with a pre-signing EBIT of $911 million for 2008. By way of further response, Huntsman disagrees with annualizing one quarter of performance and extrapolating it to an annualized run rate.

68.           Denied, except admitted that Huntsman’s ****** *** ***** *** *** **** *** ************* **** ******** By way of further response, Huntsman disagrees with annualizing certain limited months of performance and extrapolating it to an annualized run rate.

69.           Denied, except admitted that ******** ********** ** **** **** **** ********** ****** *** **** **** ** ************* **** ******** ** *** ** ******* ********* ******** ****** **** ******* **** ****** ** *** ***** ***** ** ********* ** ** *** ********* ****** ********

70.           Denied.

71.           Denied, except admitted that *** ****** ******** *** ********** ** *** *********** ******** ******** *** *** ****** ****** ** **** **** ******* *** **** *** ************* **** ******** By way of further response, Huntsman disagrees with annualizing certain limited months of performance and extrapolating it to an annualized run rate.

72.           Denied, except admitted that *** *************** ** ****** *** ****** **** ******* **** ********** *********** ******* ******** ************** ** *** ***** ******* ** **** *** ****** **** ***** **** ********* *** **** ********** ** ********** **** ****** ******** **** *********** ********* *** ******** ** ******** ** *** ***** ** *** ** ******* ********* ******** ***** **** ******* ******* *** *********** ******** **** ******* ** *** **** **** ***** ******* ** ******** ***** ******* ** ********* ***** ******* ** ****** **** ******* ** ****** *** ***** ******* ** ****

******** ******** ****** **** *** ******* ****** *** *** ********* ** ************* **** ******** ******* *** *** ** ******** ****** ** ********** **** ******* ***** ******** ***** ********* ** ** **** **********

73.           Denied.

74.           Denied. By way of further response, Huntsman states that close to 40 percent of the global production capacity for Ti02 pigments is based on the sulfate process and, further, nearly 70 percent of the production capacity in Huntsman’s core European market is based on the sulfate process.

75.           Denied, except admitted that the “Actual Results” in the tables are approximately correct.

76.           Denied, except admitted that *** *** ****** *** **** ******** *** ********** ** *** ******** ******** *** ***** **** ** ************* **** ******* *** ************* ******** ** ******** ************* **** *** ****** *** **** ******** *** ********** ** *** ******** ******** *** *** **** ** ************* **** ******* *** ************* ******** ** ******** ************* ***** *** ****** *** **** ******** *** ********** ** *** ******** ******** *** *** ***** **** ****** ** **** ** ************* ***** ******* *** ************* ******** *** ******** ************* *** **** *********** ******** ** ******** ********** ** **** **** ********** ****** ** ************* **** ******* *** *** ******** ******** ** ***** By way of further response, Huntsman states that Hexion disclaimed reliance upon any projections prepared by Huntsman in connection with Hexion’s decision to enter into the Merger Agreement.

77.           Denied, except admitted that ******* ********** ** *** ****** ** ********* ** ** *** ********* *** ************* ******** By way of further response, Huntsman states Huntsman did not provide or create the tables depicted in paragraph 77 of the Complaint. By way of further response, Huntsman never provided its forecast of sulfuric acid pricing and in fact, a third-party forecast given to Apollo at its request indicated that sulfuric acid prices were expected to decline.

78.           Denied. Huntsman lacks sufficient information to admit or deny the allegations respecting Hexion’s forecasts, and therefore denies such allegations.

79.           Denied. By way of further response, Huntsman states that close to 40 percent of the global production capacity for Ti02 pigments is based on the sulfate process and, further, nearly 70 percent of the production capacity in Huntsman’s core European market is based on the sulfate process.

80.           Denied, except admitted that (i) the EBITDA Huntsman has attributed to its Textile Effects business for the first quarter of 2008 is approximately $.01 million, (ii) *********** ******** *** ******** ** ****** ** ***** *** **** ********* **** ********** ********** *** ********** ************* ** ******* ** ****** **** *** ******* ******* ******** *** *** ***** ******* ** ***** *** ***** *** ****** *** **** ******** *** ********** ** *** ******* ******* ******** *** ***** **** ** ************* ***** ******* *** ***** ******** *************

81.           Denied, except admitted that *** *** ****** *** **** ******** *** ********** ** *** ******* ******* ******** *** *** **** ** ************* ******** **** ******* *** ******** ** ******** ************* *** **** ** **** ***** ******** ******** * ******** ********** **** ****** *** ********** ******* ******* ******** *** **** ** ************* *** ********

82.           Denied, except admitted that Huntsman agrees with the approximate “Actual Results” and certain datapoints reflected in the tables in paragraph 82 of the Complaint. By way of further response, Huntsman states that Hexion disclaimed reliance upon any projections prepared by Huntsman in connection with Hexion’s decision to enter into the Merger Agreement.

By way of further response, Huntsman states Huntsman did not provide or create the tables depicted in paragraph 82 of the Complaint.

83.           Denied, except admitted that certain datapoints on the tables in paragraph 83 of the Complaint are approximately correct. By way of further response, Huntsman states Huntsman did not provide or create the graphs depicted in paragraph 83 of the Complaint. By way of further response, Huntsman states that Hexion disclaimed reliance upon any projections prepared by Huntsman in connection with Hexion’s decision to enter into the Merger Agreement.

84.           Denied, except Huntsman admits *** *** ******* ** ****** *** ********* ** * ******** ********* ** **** **** *** **** **** ******* ** ****** *** ****** **** *** ***** **** ****** ** ***** Huntsman lacks sufficient information to admit or deny the allegations respecting Hexion’s projections and estimates and therefore denies such allegations. By way of further response, Huntsman states that Hexion disclaimed reliance upon any projections prepared by Huntsman in connection with Hexion’s decision to enter into the Merger Agreement.

85.           Denied.

86.           Denied.

87.           Denied, except admitted that (i) projections presented by Huntsman’s management in June 2007 forecasted EBITDA of approximately $1.289 billion and EBIT of approximately $911 million for 2008, and **** *********** ******** ** ********** ********** ** **** **** ******** ****** ** ************* **** ******* *** **** ** ************* **** ******* *** *****

88.           Denied, except admitted that ********** ****** *** **** *** *** ***** **** ****** ** **** *** ************* **** ******* *** **** ******** ************* By way of further response, Huntsman disagrees with annualizing limited months of performance and extrapolating it to an annualized run rate.

89.           Denied. Huntsman lacks sufficient information to admit or deny the allegations respecting Hexion’s projections and estimates and therefore denies such allegations. By way of further response, Huntsman states that Hexion disclaimed reliance upon any projections prepared by Huntsman in connection with Hexion’s decision to enter into the Merger Agreement.

90.           Denied, except admitted that *** ********** ********** ** **** **** ********* **** ****** ** ** ****** ******** **** ******** ********* **** *** ***** *** *** **** *** **** ********** *** ***-******* ***** ******** ********** ************** ********* *** ****** *** ****** ******** ************* *** ***** ******** ******** ** *** **** * ********* ********* *** **** *** **** ********** *** ***-******* ***** ******** ********** ************** ********* ****** ** ****** ********

91.           Denied. Huntsman lacks sufficient information to admit or deny the allegations respecting Hexion’s earnings expectations and beliefs and therefore denies such allegations.

92.           Denied, except admitted that Hexion appears to have engaged D&P and other consultants. By way of further response, Huntsman believes that Hexion knowingly and intentionally engaged D&P and other consultants in a bad faith effort to harm Huntsman, to impair Hexion’s financing for the merger, and/or to facilitate Hexion’s efforts to avoid its contractual obligations under the Merger Agreement.

93.           Denied. Huntsman lacks sufficient information to admit or deny the allegations pertaining to the conclusions of Hexion’s consultants and therefore denies such allegations. By way of further response, Huntsman believes that Hexion knowingly and intentionally engaged the consultants referenced in paragraph 93 of the Complaint in a bad faith effort to harm Huntsman, to impair Hexion’s financing for the merger, and/or to facilitate Hexion’s efforts to avoid its contractual obligations under the Merger Agreement.

94.           Denied. Huntsman lacks sufficient information to admit or deny the allegations pertaining to Hexion’s estimates and beliefs and therefore denies such allegations. By way of further response, Huntsman does not believe that Hexion has made the alleged estimates or formed the alleged beliefs in good faith. Huntsman believes that Hexion has knowingly and intentionally purported to make such estimates and form such beliefs in a bad faith effort to harm Huntsman, to impair Hexion’s financing for the merger, and/or to facilitate Hexion’s efforts to avoid its contractual obligations under the Merger Agreement.

95.           Denied, except admitted that the Complaint attaches a copy of a letter that purports to have been prepared by D&P. By way of further response, Huntsman believes that Hexion knowingly and intentionally engaged D&P and obtained the letter annexed to the Complaint in a bad faith effort to harm Huntsman, to impair Hexion’s financing for the merger, and/or to facilitate Hexion’s efforts to avoid its contractual obligations under the Merger Agreement.

96.           Denied. Huntsman lacks sufficient information to admit or deny the allegations pertaining to Hexion’s determinations and therefore denies such allegations. By way of further response, Huntsman does not believe that Hexion has made the alleged determinations in good faith. Huntsman believes Hexion has knowingly and intentionally purported to make such determinations in a bad faith effort to harm Huntsman, to impair Hexion’s financing for the merger, and/or to facilitate Hexion’s efforts to avoid its contractual obligations under the Merger Agreement.

97.           Denied, except admitted that, on June 18, 2008, Hexion informed Huntsman of Hexion’s putative belief that Hexion did not believe it would secure financing for consummation of the transactions.

98.           Denied. Huntsman lacks sufficient information to admit or deny the allegations pertaining to Hexion’s belief and therefore denies such allegations. By way of further response, Huntsman does not believe that Hexion has formed the alleged belief in good faith. Huntsman believes that Hexion has knowingly and intentionally purported to form such belief in a bad faith effort to harm Huntsman, to impair Hexion’s financing for the merger, and/or to facilitate Hexion’s efforts to avoid its contractual obligations under the Merger Agreement.

99.           Denied. Huntsman lacks sufficient information to admit or deny the allegations pertaining to Hexion’s belief and therefore denies such allegations. By way of further response, Huntsman does not believe that Hexion has formed the alleged belief in good faith. Huntsman believes Hexion has knowingly and intentionally purported to form such belief in a bad faith effort to harm Huntsman, to impair Hexion’s financing for the merger, and/or to facilitate Hexion’s efforts to evade and avoid its contractual obligations under the Merger Agreement.

100.         Huntsman repeats and realleges the allegations of paragraphs 1 through 99 as if fully set forth herein.

101.         Denied. By way of further response, Huntsman states that the terms of the Merger Agreement speak for themselves.

102.         Denied.

103.         Denied, except (i) admitted that Huntsman is and expects to remain profitable and solvent, (ii) admitted that the combined company will incur new liabilities if Hexion funds the acquisition with new debt, and (iii) Huntsman lacks sufficient information to admit or deny the allegation that Hexion is and will continue to be profitable and solvent.

104.         Denied. Huntsman lacks sufficient information to admit or deny the allegations pertaining to Hexion’s belief and therefore denies such allegations. By way of further response, Huntsman does not believe that Hexion has formed the alleged belief in good faith. Huntsman believes that Hexion has knowingly and intentionally purported to form such belief in a bad faith effort to harm Huntsman, to impair Hexion’s financing for the merger, and/or to facilitate Hexion’s efforts to avoid its contractual obligations under the Merger Agreement.

105.         Denied. Huntsman lacks sufficient information to admit or deny the allegations pertaining to Hexion’s belief and therefore denies such allegations. By way of further response, Huntsman does not believe that Hexion has formed the alleged belief in good faith. Huntsman believes that Hexion has knowingly and intentionally purported to form such beliefs in a bad faith effort to harm Huntsman, to impair Hexion’s financing for the merger, and/or to facilitate Hexion’s efforts to evade and avoid its contractual obligations under the Merger Agreement.

106.         Denied. Huntsman lacks sufficient information to admit or deny the allegations pertaining to Hexion’s belief and therefore denies such allegations. By way of further response, Huntsman does not believe that Hexion has formed the alleged belief in good faith. Huntsman believes that Hexion has knowingly and intentionally purported to form such belief in a bad faith effort to harm Huntsman, to impair Hexion’s financing for the merger, and/or to facilitate Hexion’s efforts to avoid its contractual obligations under the Merger Agreement.

107.         Denied, except admitted that Section 7.3(d) of the Merger Agreement provides for the payment of a termination fee to Huntsman under certain circumstances specified therein.

108.         Denied, except admitted that Section 7.3(f) of the Merger Agreement provides, among other things, for liquidated damages under certain circumstances.

109.         Huntsman lacks sufficient information to admit or deny the allegations pertaining to Hexion’s belief and therefore denies such allegations.

110.         The allegations of paragraph 110 of the Complaint assert a conclusion of law to which no response is required.

111.                           Denied, except admitted that Hexion purports to request that the Court grant the relief described in paragraph 111 of the Complaint.  By way of further response, Huntsman states that Hexion is not entitled to the relief it purports to seek.

112.                           Huntsman repeats and realleges the allegations of paragraphs 1 through 111 as if fully set forth herein.

113.                           Denied, except admitted that paragraph 113 of the Complaint accurately quotes (without quotation marks) certain language from Section 6.2(e) of the Merger Agreement.

114.                           Denied.

115.                           Denied.

116.                           Huntsman lacks sufficient information to admit or deny the allegations pertaining to Hexion’s belief and therefore denies such allegations.

117.                           The allegations of paragraph 117 of the Complaint assert a conclusion of law to which no response is required.  In any event, the allegations are denied.

118.                           Denied, except admitted that Hexion purports to request that the Court grant the relief described in paragraph 118 of the Complaint.  By way of further response, Huntsman states that Hexion is not entitled to the relief it purports to seek.

119.                           Huntsman repeats and realleges the allegations of paragraphs 1 through 118 as if fully set forth herein.

120.                           Denied, except admitted that paragraph 120 of the Complaint accurately quotes (without quotation marks) certain language from Section 7.3(f) of the Merger Agreement.

121.                           Denied, except admitted that (i) the parties engaged in negotiations respecting the terms of the Merger Agreement, and (ii) among other things, Huntsman proposed that the Apollo entities provide a contractual guarantee of certain obligations of Hexion and that the Apollo entities contractually commit to invest equity to fund Hexion’s payment obligations under the Merger Agreement, and the Apollo entities declined agree to such contractual undertakings.

122.                           Huntsman lacks sufficient information to admit or deny the allegations pertaining to Hexion’s belief and therefore denies such allegations.

123.                           The allegations of paragraph 123 of the Complaint assert a conclusion of law to which no response is required.  In any event, the allegations are denied.

124.                           Denied, except admitted that Hexion purports to request that the Court grant the relief described in paragraph 124 of the Complaint.  By way of further response, Huntsman states that Hexion is not entitled to the relief it purports to seek.

B.  AFFIRMATIVE DEFENSES

125.                           Huntsman asserts that Hexion and Apollo have failed to state a claim for which relief can be granted.

126.                           The litigation initiated by Hexion and Apollo in this Court was not ripe when commenced.

127.                           Huntsman asserts the doctrine of unclean hands against Hexion and Apollo.

C.  COUNTERCLAIMS

128.                           Through its counterclaims, Huntsman seeks the Court’s assistance in preventing the failure of $10.6 billion merger (the “Merger”) by which Huntsman is to be acquired by Hexion, a portfolio company of the private equity firm Apollo Global Management and its affiliates (collectively, “Apollo”).  Additionally, and in the event that the Court’s intervention does not cause the Merger to close, Huntsman seeks substantial damages from Hexion and Apollo for (i) Hexion’s intentional and knowing breach of the agreement of merger by which Hexion agreed to acquire Huntsman, and (ii) Apollo’s own tortious conduct in connection with those knowing and intentional breaches.

129.                           Hexion and Huntsman are parties to an Agreement and Plan of Merger dated as of July 12, 2007 (the “Merger Agreement”), pursuant to which Hexion has agreed to acquire Huntsman for the cash price of $28 per share.  The unaffected trading price of Huntsman stock prior to the events giving rise to the execution of the Merger Agreement was in the $18-$20 range.  Although the obligation of Hexion to close the Merger is not conditioned on its obtaining financing, in fact Apollo and Hexion intended to fund the purchase price through debt obtained from Deutsche Bank and Credit Suisse pursuant to a Commitment Letter the banks provided at the time the Merger Agreement was negotiated and executed.  In the Merger Agreement Hexion represented that the financing would be available at closing and assumed the risk of insolvency (among numerous other contingencies, including regulatory approval).  Hexion also promised to use its “reasonable best efforts” to consummate the financing promised by the banks in their Commitment Letter and to consummate the Merger “in the most expeditious manner practicable.”  As Plaintiffs’ Complaint virtually admits, Apollo and Hexion are now seeking to back out of the Huntsman Merger.  This case thus presents the threshold issue whether Hexion must live up to its contractual commitments in the Merger Agreement, as Huntsman contends, or whether it is, as Apollo and Hexion argue, excused from doing so.  Apollo and Hexion offer two excuses for Hexion’s failure to perform.

130.                           First, while conceding that each of Hexion and Huntsman is a healthy stand-alone business, Plaintiffs argue that the combined entity would be insolvent.  In fact, Huntsman is a strong and profitable company with ample financial resources.  Under the Commitment Letter Deutsche Bank and Credit Suisse are not obligated to provide financing unless they receive a customary and reasonably satisfactory certificate of solvency from either Hexion’s chief financial officer, Huntsman’s chief financial officer, or an opinion from a reputable valuation firm.  Plaintiffs argue that, as shown by an insolvency opinion they obtained from Duff &

Phelps, such assurance cannot be given.  Because, according to Plaintiffs, alternate financing is not available, Plaintiffs argue that Hexion will not be able to consummate the Merger.  They allege that in that event all they will owe Huntsman is a $325 million reverse break-up fee.

131.                           Second, Plaintiffs argue that since the July 12, 2007 date of the Merger Agreement, Huntsman’s businesses have suffered a “Material Adverse Effect,” as defined in the Merger Agreement.  Because the absence of an MAE is a condition to Hexion’s obligation to close, Plaintiffs contend that Hexion is not obligated to consummate the transaction.

132.                           In its answer Huntsman has denied these allegations.  Notwithstanding the Duff & Phelps report, Huntsman expects that a solvency certificate or opinion that satisfies the requirements of the Commitment Letter will be provided to the banks when required at the closing of the Merger.  Moreover, Huntsman’s businesses have not suffered an MAE.  To secure the benefits of the Merger Agreement for its shareholders, Huntsman seeks an expedited trial on these two threshold issues.  Upon the conclusion of the trial, Huntsman seeks a declaratory judgment that no MAE has occurred and that Hexion is not excused from its financing obligations under the Merger Agreement because, notwithstanding the Duff & Phelps opinion, an adequate solvency certificate can be provided to the banks, and an order of specific performance requiring Hexion to perform its obligations under the Merger Agreement to secure its financing and consummate the Merger.

133.                           If, notwithstanding the ordering of such relief, Hexion fails to close the transaction, then Huntsman seeks a judgment declaring the joint and several liability of Hexion and Apollo for the knowing and intentional failure to do so.  Huntsman will seek not only the $325 million reverse break-up fee but also damages measured by the consideration Huntsman shareholders would have otherwise received (which the Merger Agreement allows) and damages for the injury to Huntsman’s business that plaintiffs’ wrongful conduct has caused.

Parties

134.                           Huntsman is among the world’s largest global manufacturers of differentiated chemical products and inorganic chemical products that comprise a broad range of chemicals and formulations marketed in over 100 countries to a diversified group of consumer and industrial customers.

135.                           Huntsman’s products are used in a wide range of applications and industries, including adhesives, aerospace, automotive, construction, electronic, medical, packaging, paints, power generation, refining, synthetic fibers, and textile and dye.

136.                           Hexion calls itself the global leader in thermoset resins and says it serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products, and technical support for customers in a diverse range of applications.

137.                           Apollo Global Management LLC is an alternative asset manager specializing in private equity, distressed debt, and mezzanine investing.  Apollo Global Management conducts its business through a variety of Apollo entities, intermediate holding companies, and subsidiaries, including the named plaintiffs in this litigation.  At year-end 2007 Apollo had under management over $40 billion in its private equity and capital markets business.  One or more of the plaintiff Apollo funds owns the majority interest in Hexion.

138.                           Whenever it is alleged herein that “Apollo” took an action or made a statement, such allegation refers to the act or statement of a duly authorized representative of the plaintiff Apollo management companies acting in the course and scope of his employment and on behalf of and for the benefit of Apollo Funds IV, V, and VI that the respective plaintiff Apollo management companies manage.

Factual Allegations

The Merger Agreement

139.                           This lawsuit arises out of a sales process initiated in May 2007.  Apollo participated in that process on behalf of its portfolio company Hexion.  At the conclusion of the process, however, Huntsman decided to reject Apollo’s bid and enter into a merger agreement with Basell AF, an affiliate of Access Industries.  The Huntsman Board of Directors accepted the Basell merger proposal, even though it was nominally at a lower price, in the belief that a merger with Basell could be consummated more quickly, with lower risk of an MAE occurring, and with greater regulatory certainty.

140.                           Upon learning that Huntsman had entered into a merger agreement with Basell, Apollo thereafter told Huntsman it was prepared to offer an even higher price if Huntsman would terminate the Basell merger agreement and enter into a merger agreement with Hexion.  However, because it already had a binding merger agreement with Basell with little completion risk, Huntsman told Apollo it would enter into a transaction with Hexion only if Hexion would bear full responsibility for the significant risks of the transaction and for the economic consequences if those risks resulted in the merger not occurring.

141.                           As a result, the Merger Agreement Apollo negotiated on behalf of Hexion, which was signed on July 12, 2007, contains unusually strong commitments on the part of Hexion.  For example, Apollo and Hexion agreed to a “hell or high water” commitment that by the Termination Date Hexion would secure clearance of the Merger by all relevant antitrust authorities or be in breach of the Merger Agreement.

142.                           Similarly, Apollo and Hexion agreed that Hexion’s obligation to consummate the Merger was not conditioned on their securing financing.  Apollo and Hexion represented that Hexion’s financing would be available, thus accepting the market risk that financing might not be available.  Accordingly, Apollo and Hexion agreed that Hexion would be in breach of the Merger Agreement if it failed to consummate the Merger because financing was allegedly not available.  Apollo and Hexion further represented that the combined entity, post-merger, would be solvent.

143.                           Apollo and Hexion also agreed to a very narrow MAE condition to Hexion’s obligation to close the transaction.  Apollo and Hexion agreed that Hexion would accept the risks to Huntsman’s business associated with, among other things, the pendency of the transaction itself, and, except and only to the extent they had a disproportionate effect on Huntsman, (i) changes in general economic or financial market conditions, and (ii) changes in the chemical industry generally, including specifically the risk of higher commodity prices.

144.                           Apollo and Hexion also agreed that Huntsman would suffer irreparable injury if Hexion did not perform its obligations and, accordingly, that Huntsman would be entitled to a decree of specific performance to enforce Hexion’s obligations and an injunction restraining any breach or threatened breach by Hexion.

145.                           Apollo and Hexion also agreed that Hexion would pay Huntsman a reverse break-up fee of $325 million in cash if the Merger Agreement were terminated (i) by either Hexion or Huntsman if there is an Antitrust Prohibition (as defined under the Merger Agreement), (ii) by either Hexion or Huntsman if the Merger is not consummated by the Termination Date and Hexion has not obtained antitrust approval, (iii) by Huntsman if Hexion committed a Terminable Breach (as defined under the Merger Agreement) or (iv) by Huntsman if all conditions to the Merger are satisfied and the merger was not consummated on or before the Termination Date other than a refusal by Huntsman to close in violation of the Merger Agreement.  Apollo and Hexion further agreed that in the event of a knowing and intentional breach of the Merger

Agreement by Hexion, Huntsman would be entitled to seek damages from Hexion based on the Merger consideration that would have been otherwise payable to Huntsman’s stockholders.

146.                           At bottom, the Merger Agreement is far different than a typical private equity deal, which often takes the form of an option.  This was a fully committed, watertight deal, and specifically negotiated by the parties to be so.  The result sought here by plaintiffs is totally at odds with the letter and spirit of the Merger Agreement.

Apollo and Hexion Renege on the Deal

147.                           Yet, even though nearly one year has passed since the Merger Agreement was signed on July 12, 2007, Hexion still has not secured the necessary antitrust clearances or its financing and has not closed the transaction.  Instead, in direct contravention of Hexion’s obligations under the Merger Agreement, Apollo and, at Apollo’s direction, Hexion are now trying to derail the Merger altogether or to force Huntsman to renegotiate a lower price.

148.                           In Section 5.4 of the Merger Agreement, Hexion agreed to “take any and all action necessary . .. . to ensure that no Antitrust Authority with the authority to clear, authorize, or otherwise approve the consummation of the Merger fails to do so by the Termination Date.”  Hexion further agreed to sell any assets or businesses that may be required to gain such approvals.  Among the antitrust approvals required are the Federal Trade Commission and the European Commission.  Hexion did not obtain those clearances by the original April 5, 2008 Termination Date.  Therefore Hexion exercised its right under Section 7.1(b)(ii) to extend the Termination Date to July 4, 2008.  Even with the extension, Hexion has moved very slowly to secure these clearances.  Even today, for example, Hexion has never certified its compliance with the FTC’s second request for information, a key step in concluding FTC review.

149.                           Although the Merger Agreement has no financing condition, Apollo and Hexion obtained a financing commitment letter from Deutsche Bank and Credit Suisse.  Section 5.12(a)

of the Merger Agreement requires Hexion to “use its reasonable best efforts . . . . to do . . . all things necessary, proper, or advisable to arrange and consummate financing on the terms and conditions described in the Commitment Letter.”  Further, Section 7.4 obligates Hexion to sue the banks if the banks fail to fund the transaction pursuant to their financing commitments.

150.                           In addition, Section 5.13 of the Merger Agreement requires Hexion to use its “reasonable best efforts” to take all actions necessary and proper to consummate the transaction in the “most expeditious manner practicable,” including fulfilling its obligations under Sections 5.4 and 5.12 with respect to obtaining antitrust/regulatory approval and arranging financing.

151.                           It is now apparent that Apollo does not want Hexion to consummate the Merger with Huntsman at the promised $28 per share price.  Instead, Apollo, acting in complete bad faith, has orchestrated a calculated scheme to render it impossible for Hexion to get its financing, to blame Huntsman for the situation, to drive down the price of Huntsman’s stock, and to pressure Huntsman into accepting a lower price for its shares or to abandon the transaction altogether.

The Duff & Phelps Insolvency Opinion

152.                           The cornerstone of Apollo’s strategy to undermine the transaction was the June 18, 2008 Duff & Phelps insolvency opinion.  Without telling Huntsman, Apollo and Hexion engaged Duff & Phelps to render an opinion that after consummation of the Merger, with Hexion’s proposed financing, the combined entity would be insolvent.  Apollo and Hexion provided to Duff & Phelps the information on which they wanted the opinion based and told Duff & Phelps not to consult with Huntsman’s management about the information—an absurdity Duff & Phelps itself acknowledged in its report.  To achieve the result they wanted, Apollo and Hexion directed Duff & Phelps to discount heavily Huntsman’s projected earnings.  When

Apollo and Hexion obtained the report they desired from Duff & Phelps, they never sought to discuss with Huntsman the accuracy of the projections and assumptions Duff & Phelps utilized, the validity of its analysis, the implications of the Duff & Phelps opinion for the transaction, or possible solutions to the alleged insolvency.  It is inconceivable that if Apollo and Hexion wanted to proceed with the transaction, they would not seek Huntsman’s help with the solvency opinion.

153.                           In fact the whole point of Apollo’s procuring the insolvency opinion was to manufacture an excuse for Hexion’s not obtaining its financing and going forward with the transaction.  Hexion has no obligation under the Merger Agreement or even the bank’s Commitment Letter to obtain or deliver a solvency opinion.  A certificate of either Hexion’s or Huntsman’s chief financial officer would have sufficed.  Moreover, there was no reason for Apollo and Hexion to obtain a solvency opinion at this time.  Any solvency opinion should have addressed conditions prevailing at the time of the closing, which at best was several months away.  Nevertheless, without consulting Huntsman, Apollo and Hexion delivered the report to their banks with the knowledge and intent it would provide the banks with an excuse to avoid their financing commitments.

The June 18, 2008 Press Release

154.                           In a June 18, 2008 press release Hexion, acting at the direction of Apollo, publicly disclosed the Duff & Phelps insolvency opinion.  Hexion stated that, as a result of the Duff & Phelps opinion, it “does not believe financing will be available” and it “does not believe that the transaction can be completed.”  Prior to that time, Apollo and Hexion had never discussed with Huntsman any concern about their ability to finance the transaction.

155.                           Instead of working in good faith to consummate the transaction, Apollo and Hexion were instead preparing a lawsuit seeking to absolve Apollo and Hexion of any liability for not consummating the transaction as they had promised.  If there was any doubt about the lack of good faith of Apollo and Hexion, the filing of this lawsuit, which was also announced in the June 18, 2008 press release, dispelled it.  Ever since then, the actions of Hexion, orchestrated by Apollo, have been designed merely to further its litigation position rather than perform its obligations under the Merger Agreement.

156.                           In their press release and this lawsuit, Apollo and Hexion also falsely claimed that Huntsman’s financial condition had so deteriorated that Huntsman had suffered a MAE as defined in the Merger Agreement.  By creating the false impression that Huntsman was in financial difficulty and did not have a sustainable business, Apollo and Hexion have severely injured Huntsman, wrongfully impaired the value of the company, and unnecessarily disrupted Huntsman’s relationships with its employees, customers, and suppliers.

157.                           Hexion has breached Section 5.8 of the Merger Agreement, which obligates the parties to consult with each other, and allow the other party to review and comment upon, “any press release or, to the extent practicable, other public statements with respect to this Agreement, the Merger or the other Transactions” before issuing or releasing such statements to the public.

158.                           Insofar as Huntsman is aware, prior to June 18, 2008, Apollo’s and Hexion’s lenders were fully prepared to fund their financing commitments.  But, instead of proceeding diligently and in good faith toward finalizing such financing, Apollo and Hexion undermined their own financing commitments by procuring and publicizing the Duff & Phelps insolvency opinion.  Indeed, in its June 18 press release Hexion, acting at Apollo’s direction, stated that it did not believe the banks would provide the financing contemplated by the commitment letters or that alternate financing will be available.

159.                           Acting at Apollo’s direction, Hexion has breached, and continues to breach, Section 5.12(a) of the Merger Agreement in which Hexion agreed to use its reasonable best efforts to do all things necessary, proper, or advisable to arrange and consummate financing on the terms and conditions described in the Commitment Letter.  Hexion has breached, and continues to breach, Section 5.12(b) of the Merger Agreement in which Hexion promised not to take, without the prior written consent of Huntsman, any action “that could reasonably be expected to materially impair, delay, or prevent consummation of the financing contemplated by the Commitment Letter or any Alternate Financing contemplated by any Alternate Financing.”

160.                           In their complaint in this lawsuit, which was publicly disclosed, Apollo and Hexion disclosed Huntsman’s confidential information.  As a result, they have also breached their confidentiality agreement with Huntsman signed on June 1, 2007, which, under Section 5.2 of the Merger Agreement, remains in effect after execution of the Merger Agreement.  Apollo’s and Hexion’s actions in orchestrating the insolvency opinion by Duff & Phelps, Hexion’s public announcements on June 18, 2008, at Apollo’s behest, and Apollo’s and Hexion’s public disclosure of Huntsman’s confidential information clearly violated the terms of the confidentiality agreement and Section 5.2 of the Merger Agreement.

161.                           Apollo and Hexion knew that the issuance of the June 18, 2008 press release, the publication of the Duff & Phelps opinion, and the content of their lawsuit would signal to the market that Hexion has no interest to consummate the transaction at the $28 per share price and would cause Huntsman’s market capitalization to drop significantly, which it did.  In fact, on June 19, 2008, Huntsman’s market capitalization fell by more than $3.6 billion below the offer price of $28 per share.  Apollo and Hexion intended this result, believing that it would put pressure on Huntsman to renegotiate the Merger transaction and accept a lower price.

162.                           Since June 18, 2008, Apollo and Hexion have repeatedly publicized their erroneous allegations that Huntsman’s businesses have suffered an MAE and that the transaction could not be financed because, after the acquisition, the combined entity would be insolvent.

163.                           On July 1, 2008, Huntsman’s board provisionally determined that on July 4, 2008, Huntsman would exercise its right under Section 7.1(b)(ii) to extend the Termination Date for another 90 days.  Upon the extension of the Termination Date, all of Hexion’s obligations under the Merger Agreement to secure antitrust approval and to secure financing to close the transaction will remain in full force.  Likewise, Hexion’s financing commitments will remain in full force and effect.

164.                           Huntsman has performed all of its obligations under the Merger Agreement.  Huntsman’s financial condition, business, or results of operations, taken as a whole, have not suffered any MAE, as defined in the Merger Agreement.  Huntsman’s financial condition and operating performance have been consistent with its historic results.  Where there have been deteriorations in Huntsman’s financial condition or performance, those changes have been either short-term, immaterial to the company as a whole, consistent with the changes in condition and performance others in Huntsman’s industry have experienced, or can be tied directly to the pendency of the Merger with Hexion.  Therefore Apollo and Hexion have no such excuse for their failure to go forward with the Merger.

First Cause of Action

(Breach of Contract)

165.                           Huntsman realleges the allegations set forth above as if set forth verbatim herein.

166.                           Hexion is liable for breach of contract.

167.                           All of the foregoing actions are completely inconsistent with Hexion’s promise in Section 5.13 of the Merger Agreement to use its “reasonable best efforts” to take all actions necessary and proper to consummate the transaction in the “most expeditious manner practicable.”

168.                           Specifically, Hexion has breached, and threatens to continue to breach, its promise in Section 5.12(a) to use “its reasonable best efforts” to do all things necessary, proper, or advisable to “arrange and consummate the Financing on the terms and conditions described in the Commitment Letter.”  Hexion has also breached, and threatens to continue to breach, its obligation in Section 5.12(b) not to take, and not to permit any of its affiliates to take, without the prior written consent of Huntsman, any action “that could be reasonably expected to materially impair, delay or prevent consummation of the financing contemplated by the Commitment Letter.”

169.                           All of the foregoing breaches of contract were knowing and intentional.

170.                           Section 8.11 of the Merger Agreement provides for the remedy of specific performance for “any breach or threatened breach by any part of any covenant or obligation” contained in the Merger Agreement.

Second Cause of Action

(Breach of the Duty of Good Faith and Fair Dealing)

171.                           Huntsman realleges the allegations set forth above as if set forth verbatim herein.

172.                           Hexion, acting at Apollo’s direction, has breached the implied duty of good faith and fair dealing.

173.                           Hexion’s actions, orchestrated by Apollo, were knowing and intentional and designed to frustrate the purpose of the Merger Agreement, i.e., consummation of the Merger itself.

174.                           Hexion, directed by Apollo, has acted in bad faith and in an unreasonable manner, and with the intent of preventing Huntsman and its shareholders from receiving the benefit of the Merger Agreement.

Third Cause of Action

(Tortious Interference With Contract)

175.                           Huntsman realleges the allegations set forth above as if set forth verbatim herein.

176.                           Apollo knowingly and intentionally interfered with the existing Huntsman/Hexion Merger Agreement.  Apollo’s interference was neither justified nor privileged.  Therefore Apollo is liable for tortious interference with the Huntsman/Hexion Merger Agreement.

177.                           Apollo’s actions have impaired the value of Huntsman and will cause Huntsman shareholders to lose the benefit of the Huntsman/Hexion Merger Agreement if the transaction is not consummated on its agreed-upon terms.

Fourth Cause of Action

(Defamation, Injurious Falsehood, and/or Commercial Disparagement)

178.                           Huntsman realleges the allegations set forth above as if set forth verbatim herein.

179.                           Apollo and Hexion are liable for defamation, injurious falsehood, and/or commercial disparagement.

180.                           In its publicity campaign starting with the June 18, 2008 press release, Hexion and Apollo knowingly and intentionally, or with reckless disregard for the truth or falsity of their statements, made defamatory statements about Huntsman.  They falsely claimed that Huntsman’s financial condition had so deteriorated that Huntsman had suffered a MAE as defined in the Merger Agreement and created the false impression that Huntsman was insolvent, that Huntsman was in financial difficulty, and/or that Huntsman did not have a sustainable business.

181.                           Apollo and Hexion intended publication of these false representations to cause pecuniary harm and loss to Huntsman and recognized that pecuniary harm or loss was likely to result.  Apollo and Hexion intended their false representations to be understood in a disparaging sense, and the statements are such that a reasonable person would understand them as disparaging Huntsman’s business.  Third parties, and the financial public in particular, understood the defamatory nature of Apollo and Hexion’s publicity campaign.

182.                           Through the June 18 press release and their continuing actions, Apollo and Hexion have severely injured Huntsman, wrongfully impaired the value of the company, harmed Huntsman’s business reputation and unnecessarily disrupted Huntsman’s relationships with its customers, suppliers, and employees.

183.                           Apollo’s and Hexion’s conduct was done without justification or privilege.

Fifth Cause of Action

(Aiding and Abetting/Civil Conspiracy)

184.                           Huntsman realleges the allegations set forth above as if set forth verbatim herein.

185.                           Apollo is liable for aiding and abetting Hexion’s breaches of the Huntsman/Hexion Merger Agreement.

186.                           Hexion owed and still owes Huntsman certain duties under the Merger Agreement and pursuant to the covenant of good faith and fair dealing implied in the Merger Agreement.  As alleged above, Hexion has breached both the express terms of the Merger Agreement and the covenant of good faith and fair dealing implied in the Merger Agreement.

187.                           Apollo has aided and abetted Hexion’s breaches with the intent to frustrate the purpose of the Merger Agreement, i.e., consummation of the Merger itself.  By aiding and abetting Hexion’s breaches, Apollo seeks to deprive Huntsman and its shareholders from receiving the benefit of their bargain.

188.                           In the alternative, Hexion and Apollo have acted in concert, combination or conspiracy with each other to cause the breaches and torts described above in Counts One through Four.  Hexion and Apollo have committed unlawful acts in furtherance of the conspiracy, whose common goal was to frustrate the purpose of the Merger Agreement, i.e., consummation of the Merger itself.  The conspiracy between Hexion and Apollo threatens to prevent Huntsman and its shareholders from receiving the benefit of their bargain and harming Huntsman’s business and its business reputation.

Relief

189.                           In addition to their past breaches, Apollo and Hexion threaten to continue to breach Hexion’s obligations under the Merger Agreement.  Notwithstanding their public posture that they are continuing to work toward closing the transaction, in fact Apollo and Hexion have directed their employees to cease working on activities designed to facilitate the consummation of the Merger.  Hiding behind the Duff & Phelps report, Apollo and Hexion have ceased all efforts to consummate their financing pursuant to the terms of their Commitment Letter from the banks.  Failing to enforce their rights under the Commitment Letter is calculated and intentional bad faith.  Apollo and Hexion themselves represent that in today’s market it is unlikely financing would be available from any banks on the same terms.  Rather than hold Deutsche Bank and Credit Suisse to their Commitment Letter, they have asked the banks to provide “alternate financing,” which the banks are not currently obligated to provide and which Apollo and Hexion know or suspect the banks will be unwilling to provide on the same terms.  Clearly Apollo and Hexion are headed firmly on a course that, unless this Court intervenes, will result in their failure to perform their obligations under the Merger Agreement and to consummate the Merger by October 3, 2008.

190.                           Accordingly, Huntsman seeks a declaratory judgment

(a)                                  that Hexion has knowingly and intentionally breached its obligations under Sections 5.12 and 5.13 of the Merger Agreement and that the Duff & Phelps insolvency opinion does not excuse Hexion from performing its obligations under the Merger Agreement, as, contrary to that opinion, it will be possible to provide the banks the requisite certificate or opinion of solvency;

(b)                                 that no “Company Material Adverse Effect,” as defined in the Merger Agreement, has occurred and Apollo and Hexion are therefore not excused on that ground for failing to consummate the Merger; and

(c)                                  that, because of its knowing and intentional breaches, Hexion has no right to terminate the merger agreement.

191.                           Huntsman also seeks specific performance of Section 5.12(a) of the Merger Agreement and an injunction requiring Hexion (a) to use its reasonable best efforts to (i) satisfy on a timely basis all terms, covenants and conditions set forth in the Commitment Letter; (ii) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Commitment Letter; and (iii) consummate the financing at or prior to closing; and (b) to enforce its rights under the Commitment Letter.

192.                           Huntsman seeks specific performance of Section 5.12(b) of the Merger Agreement and an injunction requiring Hexion not to take, without the prior written consent of Huntsman, any further action “that could reasonably be expected to materially impair, delay, or prevent consummation of the financing contemplated by the Commitment Letter or any Alternate Financing contemplated by any Alternate Financing.”

193.                           Finally, Huntsman seeks specific performance of Section 5.13 of the Merger Agreement and an injunction requiring Hexion to use its “reasonable best efforts” to take all actions necessary and proper to consummate the transaction in the “most expeditious manner practicable,” including, assuming all of the conditions to closing are otherwise met, by closing the transaction by the Termination Date.

194.                           Alternatively, and in the event Apollo and Hexion fail to perform and the Merger does not close, then under Section 7.3(d) of the Merger Agreement, Huntsman is entitled to a breakup fee of $325 million.  Huntsman also would be entitled to damages for Hexion’s knowing and intentional breaches and Apollo’s wrongful conduct in causing such breaches based on the consideration that would have otherwise been payable to Huntsman’s stockholders.  Further, Huntsman also would be entitled to damages for the injury to Huntsman’s business as a going concern caused by Apollo’s and Hexion’s wrongful conduct.

WHEREFORE, Huntsman respectfully requests that this Court:

a.                         render the declaratory judgments referred to above;

b.                        order Hexion to specifically perform its obligations under the Merger Agreement and enjoin Hexion from continuing to breach the Merger Agreement; or, in the alternative,

c.                         award Huntsman damages measured by the $28 per share (plus the ticking fee) Merger consideration otherwise payable to Huntsman’s shareholders, as allowed by the Merger Agreement;

d.                        award Huntsman damages for impairment of the value of the company caused by Apollo’s and Hexion’s wrongful conduct;

e.                         award Huntsman the $325 million breakup fee plus interest due under the Merger Agreement;

f.                           award Huntsman such prejudgment and post-judgment interest on its damages, costs of court, and reasonable attorneys’ fees as may be allowed by law; and

g.                        award Huntsman such other and further relief that is just and appropriate.

Respectfully submitted,

YOUNG CONAWAY STARGATT & TAYLOR, LLP

/s/ Bruce L. Silverstein

OF COUNSEL:

Harry M. Reasoner

Texas State Bar No. 16642000

David T. Harvin

Texas State Bar No. 09189000

VINSON & ELKINS L.L.P.

First City Tower

1001 Fannin Street

Suite 2500

Houston, TX 77002-6760

(713) 758-2222

DATED: July 2, 2008

Bruce L. Silverstein (#2495)

C. Barr Flinn (#4092)

Rolin P. Bissell (#4478)

Christian Douglas Wright (#3554)

Kathaleen McCormick (#4579)

Tammy L. Mercer (#4957)

Richard J. Thomas (#5073)

The Brandywine Building

1000 West Street, 17th Floor

Wilmington, DE 19801

(302) 571-6600

Attorneys for Defendant